As filed with the U.S. Securities and Exchange Commission on December 19, 2018

Commission File No. 333-228046

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

AMENDMENT NO. 1

10SION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	3533	83-1951122
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1812 Front Street
Scotch Plains, New Jersey 07076
908-379-7715
(Address, including zip code, telephone number, including area code, and email address of registrant’s principal executive offices)

Kenneth D. Bland
1812 Front Street
Scotch Plains, New Jersey 07076
908-379-7715
email: ken@thewhirld.com

(Name, address, including zip code, telephone number, including area code, and email address of agent for service)

Copy To:
Jackson L. Morris, Esq.
3116 W. North A Street
Tampa, Florida 33609-1544
Telephone: 813-874-8854
e-mail: jackson.morris@rule144solution.com

As soon as practicable after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee
Title of Each Class of Securities Registered	Amoung to be Registered	Proposed Maximun Offering Price Per Share	Proposed Maximun Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock (1)(2)	5,500,000	$6.00	$33,000,000	$3,999.60
Total	5,500,000		$33,000,000	$3,999.60

(1)	The shares are being registered for sale for cash by the registrant on an all or nothing basis.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a), calculated using the Commission’s Registration Fee Estimator at https://www.sec.gov/ofm/registration-fee-estimator.html.
(3)	$2,230.08 previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. 10sion Holdings, Inc. may not sell any shares until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION - DATED DECEMBER 19, 2018

10SION HOLDINGS, INC.

PROSPECTUS

5,500,000 Shares for Sale by 10sion Holdings, Inc. at a price of $6.00 per share

This prospectus covers the sale of 5,500,000 shares by 10sion Holdings at a price of $6.00 per share on a self-underwritten best efforts, all or none basis, the net proceeds from the sale of such shares being used to and in connection with purchase two companies – See, “How We Intend To Use The Net Proceeds From The Sale Of Our Shares”.

10sion Holdings has determined the initial public offering price of its shares offered for sale for cash pursuant to this prospectus arbitrarily, and the price and value bear no relationship to asset, earnings, or other criterion of value. See, “How We Have Set The Initial Price To The Public And Value Of Our Shares”. 10sion Holdings will receive the net proceeds from the sale of the shares for cash. Pending 10sion Holdings’ sale of all the shares, gross proceeds will be deposited in an escrow account held by a financial institution to be determined. In the event 10sion Holdings is not able to sell all the shares within the ninety-day period following the effective date of the registration statement of which this prospectus is a part, subject to up to two extensions of ninety days each at the election of 10sion Holdings, all proceeds as received will be promptly refunded to subscribers without interest, offset or deduction.

At the date of this prospectus, there is no public market for 10sion Holdings common stock. 10sion Holdings plans to apply to FINRA for a trading symbol of 10SN which is expected to be issued upon successful completion of the sale of 5,500,000 shares for cash in the self-underwritten best efforts, all or none offering made by this prospectus. You have no assurance that 10sion Holdings will be able to sell all 5,500,000 shares covered by this prospectus, how long it will take to sell all of the shares, if any are sold, or that the common stock will ever be quoted or actively traded in the public securities markets. If 10sion Holdings does not sell all 5,500,000 shares offered by this prospectus, it will not become a publicly traded company.

Investment in the shares to be distributed in reliance on this prospectus involves a degree of risk. See, “risk factors”, beginning on page 2.

Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“Jobs Act”), and will therefore be subject to reduced public company reporting requirements.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

5,500,000 shares to be offered and sold for cash	Per share	Total
Initial public offering price	$6.00	$33,000,000
Underwriting commissions, discounts and fees (1)	$0.60	$3,300,000
Net proceeds, before expenses to 10sion Holdings	$5.40	$29,700,000

(1)	10sion Holdings does not have any arrangements with securities broker-dealers for sale of the shares. Underwriting commissions, discounts and fees are estimated at 10% of gross proceeds. 10sion Holdings will not pay any commissions, or fees with respect to shares sold by its directors and executive officers.

The date of this prospectus is ___________, 2018

REPORTS TO SECURITY HOLDERS

We intend to furnish to our stockholders annual reports containing audited financial statements and quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year. In addition, we may from time to time furnish to stockholders additional information about us and our business as our management deems appropriate.

USE OF PRONOUNS AND OTHER WORDS

The pronouns “we”, “us”, “our” and the equivalent used in this prospectus mean 10sion Holdings, Inc. In the foot notes to our financial statements, the “Company” means 10sion Holdings, Inc. The pronoun “you” means the reader of this prospectus.

SUMMARIES OF REFERENCED DOCUMENTS

This prospectus contains references to, summaries of and selected information from agreements and other documents. These agreements and other documents are not incorporated by reference; but, are filed as exhibits to our registration statement of which this prospectus is a part and which we have filed with the U.S. Securities and Exchange Commission. We believe the summaries and selected information provide all material terms from these agreements and other documents. Whenever we make reference in this prospectus to any of our agreements and other documents, you should refer to the exhibits filed with our registration statement of which this prospectus is a part for copies of the actual agreement or other document. See “Where You Can Find Additional Information About Us” for instructions as to how to access and obtain these agreements and other documents.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward–looking statements that involve risks and uncertainties. We use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, or “may”, or other such words, verbs in the future tense and words and phrases that convey similar meaning and uncertainty of future events or outcomes to identify these forward–looking statements. There are a number of important factors beyond our control that could cause actual results to differ materially from the results anticipated by these forward–looking statements. While we make these forward–looking statements based on various factors and using numerous assumptions, you have no assurance the factors and assumptions will prove to be materially accurate when the events they anticipate actually occur in the future.

The forward–looking statements are based upon our beliefs and assumptions using information available at the time we make these statements. We caution you not to place undue reliance on our forward–looking statements as (i) these statements are neither predictions nor guaranties of future events or circumstances, and (ii) the assumptions, beliefs, expectations, forecasts and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward–looking statement to reflect developments occurring after the date of this prospectus.

YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We will sell our shares only in jurisdictions where such sale and distribution is permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the distribution of our common stock.

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OUR CORPORATE HISTORY AND ORGANIZATION

We were incorporated in Florida on February 8, 2018 on behalf of Kenneth D. Bland, who is our founder.

Although we were founded for the purpose of acquiring and entered into a non-binding, conditional letter of intent to acquire a specifically identified Connecticut corporation engaged in digital marketing beginning in 2007, that letter of intent expired on September 28, 2018 and we have no intent to renew this letter of intent. We decided to acquire Fluid End Sales, the operating subsidiary of Sixty Six Oilfield Services, Inc. (a Nevada corporation publicly traded under the symbol of SSOF), which as of September 21, 2018 has been legally renamed Six Six Five Energy, Inc., and, in connection therewith, also acquire Sixty Six Oilfield Services, and entered into a legally binding letter of intent accepted August 20, 2018 which was subject to conditions which Fluid End Sales now appears to be unable or unwilling to satisfy. Accordingly, we and Sixty Six Oilfield Services have entered into a termination of the letter of intent dated December 4, 2018. We plan to pursue for our own account the purchase of six oil drilling rigs for resale and have engaged Fluid End Sales to obtain confirmation from a seller that the rigs are available for our purchase and to negotiate the purchase as our broker. We believe we have located a buyer for the rigs. We may also contract with Fluid End Sales to manage our sale transaction, including transportation, set up and testing of the rigs upon delivery. Our ability to purchase the rigs for resale depends on our sale of all the shares we are offering pursuant to this prospectus for cash. You have no assurance we will sell all of the shares. In the event we do not sell all the shares and obtain a buyer for the rigs, the proceeds of the offering of our shares will be promptly refunded to subscribers without interest, offset or deduction.

The address of our executive offices is 1812 Front Street, Scotch Plains, New Jersey 07076, and our telephone number is 908-379-7715.

Our financial statements at inception at February 8, 2018 and for the period from inception to September 30, 2018 included elsewhere herein place us within the definition of a “shell company” as defined in Rule 405 under the Securities Act of 1933 and we may be deemed to be a “blank check company” by virtue of our intent to make an acquisition with the proceeds from the sale of our shares. We disclaim what we are either a shell company in reliance on footnote 172 in Securities Act Release 33-8869 (December 6, 2007) or a blank check company based on our formation with the intent to acquire a specifically identified business operation, even though we have changed the business operation we now expect to conduct even though our plans to acquire the business operation we originally intended and subsequently intended to acquire have in one case expired and in the other case been terminated.

HOW WE ARE AFFECTED BY THE JOBS ACT

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS ACT”). We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of our fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the U.S. Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective “initial public offering” registration statement;

(c)	the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d)	the date on which we are deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

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As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

RISK FACTORS

In addition to the forward-looking statements outlined in the preceding topic in this prospectus and other comments regarding assumptions, risks and uncertainties included in the description of our business and elsewhere in this prospectus, the following risk factors should be carefully considered when evaluating our business. Our business, financial condition and financial results could be materially and adversely affected by any of these risks. The following risk factors include all known material risks, but do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering.

RISKS RELATED TO OUR CORPORATION:

We will incur increased costs as a result of being a public company. These costs will adversely impact our results of operations.

As a public company, we will incur significant legal, accounting and other expenses that a private company does not incur. We estimate these expenses at $100,000 per year. At the date of this prospectus, we do not have the financial resources to absorb these expenses. Even though the Jumpstart Our Business Startups Act (JOBS Act) has as a purpose reducing the cost for some newly reporting issuers, we are uncertain whether the JOBS Act will apply to us and, if it does, the amount of cost reduction we can expect. The Sarbanes-Oxley Act of 2002 (SOX) and related rules resulted in an increase in costs of maintaining compliance with the public reporting requirements, as well as making it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance.

We have not established disclosure controls and procedures and controls over financial reporting. Without these controls, we may not accurately account for our financial transactions and report material transactions on a timely basis.

The Sarbanes-Oxley Act of 2002 (SOX) requires public companies to establish disclosure controls and procedures and controls over financial reporting and to periodically assess the effectiveness of the controls and procedures. Establishing and maintaining these controls and procedures is expensive. Satisfying the criteria for adequate controls and procedures is especially difficult for small public companies, such as we are, because limited personnel must perform tasks which should be divided among a greater number of personnel to achieve checks and balances. Without adequate controls and procedures, and periodically assessing the effectiveness of controls and procedures we do establish, you have no assurance that we will timely and accurately report financial and other material information to the public securities markets. Such failures may result in errors in our reports. And, the prospect of such failures and errors due to weaknesses in our controls and procedures may diminish the credibility of our reports filed under the Securities Exchange Act of 1934.

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If you invest in our stock, your investment may be disadvantaged by future funding, if we need and are able to obtain it.

To the extent we need and obtain equity funding by issuance of convertible securities or common stock, or common stock purchase options or warrants in connection with either type of funding, you may suffer significant dilution in percentage of ownership and, if such issuances are below the then value of stockholder equity, in stockholder equity per share. Future increases in the number of our shares outstanding will have a negative impact on earnings per share, increasing the earnings we must achieve to sustain higher prices for our common stock. In addition, any debt financing we may secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital with which to pursue our business plan, and to pay dividends. You have no assurance we will be able to obtain any additional financing on terms favorable to us, if at all.

Our key personnel does not have any experience in buying, selling or brokering the oil drilling rigs and we will be entirely dependent on contracting with persons or companies who we believe have such experience.

We will be entirely dependent upon the experience of Fluid End Sales, with whom we have entered into a written brokerage and servicing relationship, or a similar company with whom we contract to manage the purchase, sale, transportation, set up and testing the oil drilling rigs. A failure or default by Fluid End Sales or a similar company to perform its services could be expected to have a materially adverse effect on us because our management does not have any experience in these types of transactions.

Voting control by management means it is unlikely you and other stockholders will be able to elect our directors and you will have little influence over our management.

Our management owns one million shares of our Series A Super-voting Convertible Preferred Stock and 34,606,250 shares of our common stock, both received as founders’ shares. Our Series A Super-voting Convertible Preferred Stock has the right to vote ninety percent of all votes cast, including votes by common stockholders (who include our management), on any matters presented to stockholders for approval. It also has the right to convert into common stock equal to ninety percent of issued and outstanding common stock determined immediately following such conversion. Our Articles of Incorporation do not authorize cumulative voting for the election of directors. Any person or group who controls or can obtain more than fifty percent of the votes cast for the election of each director, as does our management, will control the election of all directors and other stockholders will not be able to elect any directors or exert any influence over management decisions. Removal of a director for any reason requires a majority vote of our issued and outstanding shares of preferred and common stock.

If we are unable to effectively manage our growth, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

Growth in our business, of which you have no assurance, will likely place a significant strain on our and their respective management, administrative, operating and financial infrastructures, which are limited. To manage our and their respective businesses and planned growth effectively, we and they must successfully develop, implement, maintain and enhance our financial and accounting systems and controls, identify, hire and integrate new personnel and manage expanded operations. Our and/or their failure to do so could either limit our growth or cause our or their respective businesses to fail.

RISKS RELATED TO OUR PROPOSED BUSINESS:

We have not engaged in the business of buying and selling oil drilling rigs and our management has no experience in such business.

Neither we nor our management have any experience in buying or selling oil drilling rigs. It is common for oil drilling rigs to require refurbishment before delivery to purchasers. Neither we nor our management have any experience in and we have no facilities to perform refurbishment of oil drilling rigs. We will be entirely dependent on third parties we identify who have such experience and you will be entirely dependent on our management’s judgment in selection qualified service providers. You have no assurance our management will make good choices. Even though we will not close the sale of the stock to you until we have a seller, a buyer and arrangements to refurbish the first drilling rigs, you have no assurance that we will be able to complete future transactions at a profit, in which case your investment may be subject to a significant risk of loss.

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We will engage in a highly competitive and sophisticated market in which we have no prior experience and our competitors have many years of experience and greater financial resources.

Our competition in the oil drilling rig market has years of experience and greater financial resources. Assuming we are able to complete the transactions for the first six oil drilling rigs, a requirement to close the offering of our stock made by this prospectus, you have no assurance that we will not spend any profit on future operating expenses without producing any future profits, in which case we would probably cease business operations and you would lose your entire investment.

The availability of and demand for oil drilling rigs is subject to significant volatility, which will adversely affect our business and may prevent us from establishing a continuing business.

The demand for oil drilling rigs depends significantly on the level of exploration for oil and drilling new wells. When activity is high so is demand and supply is generally inadequate. When activity is low, there is generally an oversupply, which places downward pressure on pricing and makes finding buyers difficult. The level of activity is generally related to the price of crude oil and whether additional exploration and drilling is profitable. These cyles in the demand for oil drilling rigs and supplies will place significant demand on our management who may not be prepared to successfully complete in these business cycles.

RISKS RELATED TO INVESTMENT IN OUR SHARES:

You may find it difficult to sell our shares because there is no public market for our shares and you have no assurance a public market will develop.

There is currently no market for our common stock. You will only be able to sell our shares if a public market develops for our stock. If a public market does develop, you have no assurance how sustained or active the public market for our common stock will become or remain. It is likely that the public market for our common stock will be volatile, in that it may be subject to wide and unpredictable price and volume swings. Accordingly, you may find it difficult to sell our common stock should you invest in it.

“Penny stock” rules may make buying and selling our common stock difficult.

You have no assurance trading in our common stock will not be subject to the “penny stock” rules of the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock and limiting the number of broker-dealers who will accept our common stock in their customers’ accounts. As a result, you may find it more difficult to sell our common stock into the public market.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any December 31, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

HOW WE INTEND TO USE THE NET PROCEEDS FROM THE SALE OF OUR SHARES

We are offering 5,500,000 shares of our common stock on a self-underwritten, best efforts, all or none basis at an initial offering price per share of $6.00. We expect to receive net proceeds from the sale of our shares of approximately $29,700,000, after payment of commissions, discounts, fees and expenses estimated at $3,300,000, but not including any shares of our common stock we may be required to issue as additional compensation in connection with the sale of the Shares. The following table sets forth how we intend to use the net proceeds from the sale of the shares, assuming we sell all of the shares, which must be sold if we sell any shares.

Use of Net Proceeds	Amount
Purchase, reconditioning, shipping and service of six oil drilling rig	$27,700,000
Working capital	2,000,000
Total	$29,700,000

Pending sale of all the shares, subscribers’ funds with be placed in an escrow account we establish with a financial institution to be identified. If we do not sell all of the shares within ninety days of the effective date of the registration statement of which this prospectus is a part, subject to up to two extensions at our election of ninety additional days each, the funds will be promptly returned to subscribers without interest, offset or deduction. In the event we do sell all the shares, pending use for the purposes set forth above, the net proceeds we receive will be deposited until used for the purposes set forth above in an interest bearing account with a financial institution or invested in short term instruments with security of principal

ESTIMATED DILUTION TO PURCHASERS OF OUR COMMON STOCK

You may experience significant dilution in the value of your investment in our common stock at a price of $6.00 per share. Dilution represents the difference between the price you pay and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered – see, “How We Have Determined The Offering Price” – and because our existing stockholders have paid substantially less than the initial offering price of $6.00 per share. Dilution of the value of the shares you purchase will result in a higher book value of the shares held by our existing stockholders. We have no net tangible book value at the date of this prospectus.

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Net tangible book value as of September 30, 2018:

Net tangible book value prior to sale of 5,500,000 shares	$—

Estimated et proceeds from sale of 5,500,000 shares	$29,700,000

Net tangible book value assuming all shares sold and issued in connection with the acquistions and related transactions	$29,700,000

Net tangible book value per common share	$0.7432

Net tangible book value fully diluted - preferred converted	$0.0676

Price paid by existing stockholders - founders shares and services(1)	no tangible value
Increase in net tangible book value for existing stockholders -
Common shares	$0.7432
Fully diluted - preferred converted	$0.0676

Price paid by purchasers in the offering made by this prospectus	$6.00
Dilution to purchasers in the offering made by this prospectus -
Common shares	$5.2568
Fully diluted - preferred converted	$5.9324

Issued and outstanding prior to public sale	34,189,583
Shares sold to public	5,500,000
Underwriter compensation	275,000
Total issued and outstanding	39,964,583

Percentage of stock owned by:
Existing stockholders - common shares (including underwriter shares)	86.2378%
Purchasers of common stock	13.7622%
Existing stockholders - fully diluted	98.7489%
Purchasers of common stock - fully diluted	1.2511%

(1)	Services have no determinable value

PLAN OF OPERATIONS

You have no assurance we will be able to sell the 5,500,000 shares offered by this prospectus or purchase six oil drilling rigs. If we do not complete the sale of all the shares, we will not become a publicly traded company. Until we complete the sale of the 5,500,000 shares offered by this prospectus, we expect our monthly cash expenses to average $5,000 primarily for payments to third parties for services, supplies and facilities. Mr. Bland has given us a written commitment to provide the funding for payment of those expenses, not to exceed the greater of $60,000 or six months of actual expenses. Mr. Bland and Jackson L. Morris, Esq., our corporate and securities counsel and significant stockholder, are contributing their services to us.

Liquidity, Capital Resources and Capital Commitments

Liquidity means our ability to generate adequate amounts of cash to meet our needs for cash on a short and long term basis. We have not sold any shares for cash, borrowed any money or earned any revenues which would be sources of liquidity. Accordingly, our short and long term liquidity may be deemed to be nil. To the date of this prospectus, our controlling stockholder, director and chief executive officer has given us a written commitment to fund our monthly cash operating costs not to exceed at total of $60,000 which we estimate will cover our cash operating expenses for six months.

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At September 30, 2018, we had no capital resources, no working capital and no capital commitments. We do not have any assets on our balance sheet at September 30, 2018. Our balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business.

Going Concern

Our financial statements have been prepared on a going concern basis. Our auditors have expressed significant doubt about our ability to continue as a going concern.

Critical Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe that the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements:

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

We recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is collection is reasonably assured.

Share-based payments

We may issue shares of common stock to employees and non-employees for services. Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.

We will estimate the fair value of stock options and warrants using the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options that have no vesting restrictions and are fully transferable. This model requires the input of subjective assumptions, including the expected price volatility of the underlying stock and the expected life of stock options. Projected data related to the expected volatility of stock options is based on the average volatility of the trading prices of comparable companies and the expected life of stock options is based upon the average term and vesting schedules of the options. Changes in these subjective assumptions can materially affect the fair value of the estimate, and therefore the existing valuation models do not provide a precise measure of the fair value of our stock options and warrants.

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We will estimate the fair value of shares of common stock issued for services based on the price of shares of the Company’s common stock sold in contemporaneous private placements of offerings on the date shares are granted.

Recent Accounting Pronouncements

We have implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Disclosure Controls and Procedures and Internal Control Over Financial Reporting

307 – Disclosure controls and procedures: As of September 30, 2018, we carried out an evaluation of the effectiveness of our disclosure controls and procedures, with the participation of our principal executive and principal financial officers. Disclosure controls and procedures are defined in Exchange Act Rule 15d–15(e) as “controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Act (15 U.S.C. 78a, et seq.) is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Act is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.” Based on our evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that, as of September 30, 2018, we did not have adequate disclosure controls and procedures.

The primary reasons for management’s conclusions are that we did not have a plan in place for implementing controls and procedures and insufficient personnel to implement checks and balances. We believe that we will not have sufficient funds available to develop a plan in the foreseeable future. We do not anticipate that our business will need sufficient personnel in the foreseeable future that are needed to implement checks and balances.

308(b) – Changes in internal control over financial reporting: Based upon an evaluation by our management of our internal control over financial reporting, with the participation of our principal executive and principal financial officers, there were no changes made in our internal control over financial reporting during the period ended September 30, 2018 that have materially affected or are reasonably likely to materially affect this control.

Limitations on the Effectiveness of Internal Control: In the event we are able to implement disclosure controls and procedures and internal control over financial reporting, our management does not expect these programs will necessarily prevent all fraud and material errors. An internal control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations on all internal control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, and/or by management override of the control. The design of any system of internal control is also based in part upon certain assumptions about risks and the likelihood of future events, and there is no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in circumstances and the degree of compliance with the policies and procedures may deteriorate. Because of the inherent limitations in a cost-effective internal control system, financial reporting misstatements due to error or fraud may occur and not be detected on a timely basis.

8

OUR PLANNED BUSINESS

Company Overview

At the date of this prospectus, we have no business or operations. Subject to sale of all 5,500,000 shares offered by this prospectus, we plan to engage in the business of buying and reselling oil drilling rigs. We have entered into a letter agreement with Fluid End Sales to broker our acquisition of an initial six oil drilling rigs and to bid on the refurbishment of those rigs for purposes of delivery to our buyer. We expect to use the services of Fluid End Sales or a similar company with whom we contract. We will not purchase any drilling rigs until we have a binding purchase agreement with a buyer. We may identify and negotiate with a buyer or we may rely on Fluid End Sales or a similar company to identify a buyer. We may rely on Fluid End Sales or a similar company to negotiate our sale to the buyer whether we or it identifies the buyer. We will not close the sale of the shares offered by this prospectus unless and until we have a contract to buy, a contract to sell and a contract for refurbishment of the initial six drilling rigs. You have no assurance that we will be able to buy and sell additional oil drilling rigs, even if we are able to buy and sell the initial six oil drilling rigs. As described in Risk Factors, our management has no experience in the oil field service and supply industry.

Fluid End Sales is a complete oilfield supply and equipment company established in 1983 and does business under the name of Five Star Rig and Supply. On of Fluid End Sales main divisions is Oklahoma Rig Fabricators, that builds, inspects, refurbishes and certifies drilling rigs of various sizes from 1000 horse power truck mounted rigs to 3000 horse power multi-platform rigs, among other business activities serving the oil drilling and extraction industry.

Description of Our Property

We presently rent a virtual office.

Our Employees

Mr. Bland, our chief executive officer, is our only employee at the date of this prospectus.

OUR MANAGEMENT

The following table sets forth information about our directors and our executive officers at the date of this prospectus:

NAME	AGE	POSITION	Director Since
Kenneth D. Bland	56	Director and Chief Executive and Chief Financial Officer	inception
Jackson L. Morris	74	Corporation Secretary	inception

Our stockholders elect our directors. Our directors serve terms of one year and are generally elected at each annual stockholders meeting; provided, that there is no assurance we will hold a stockholders’ meeting annually. Each director will remain in office until his successor is elected. We do not have independent directors using the definition of independence contained in the NASDAQ listing rules. Our executive officers are elected by the board of directors and their terms of office are at the discretion of the board of directors, subject to terms and conditions of their respective employment agreements, if any. We have the authority under Florida law and our bylaws to indemnify our directors and officers against certain liabilities. We have been informed by the U.S. Securities and Exchange Commission that indemnification against violations of federal securities law is against public policy and therefore unenforceable.

Management Biographies

Kenneth D. Bland is our sole director and Chief Executive Officer since inception. Mr. Bland is devoting all of his working time and attention to our business and affairs. Mr. Bland served as vice president of sales (April 2006 to January 2010) and Chief Executive Officer (January 2010 to April 2013) of Worldwide Internet, Inc., a Nevada publically traded company (OTCPink: WNTR) then focused on implementing emergency response broadcast technology which he created. Mr. Bland has been the sole member and manager of Briken, LLC, a company engaged in development of a live streaming video technology solution, beginning at inception on August 13, 2012 to present. Mr. Bland has been a director and chief executive officer of Sixty Six Oilfield Services, a Nevada publically traded company (OTCPink: SSOF) during several previous periods beginning the fall of 2014. He has been engaged in the development of a live video streaming application and platform for mobile devices during the past five years. Mr. Bland has held senior executive positions in management, finance, sales and marketing at telecommunications companies including , Phone Two Communications, Broadwing Communications and AT&T. He attended Rutgers University.

9

Jackson L. Morris fills the statutory position of corporation secretary as a courtesy and incidental to his services as our independent corporate and securities counsel. Mr. Morris served on a part time basis as Sixty Six Oilfield Services’ director and chief executive officer from May to October 2014 and again from December 2016 to March 2917. Mr. Morris has practiced law beginning 1971 and been engaged in the private practice of law since 1975, maintaining his own practice in the Tampa Bay area since 1993. Mr. Morris focuses his practice in corporate, securities and business transaction law. Mr. Morris earned a B.A. degree in economics from Emory University in 1966, a J.D. degree from Emory University Law School in 1969 and a L.L.M. degree in Federal Taxation from Georgetown Law School in 1974.

BOARD COMMITTEES

Our board of directors does not have compensation, nominating, audit committees or any other committees. Our board of directors has not adopted a code of ethics.

HOW WE COMPENSATE OUR MANAGEMENT

We have not paid and have no agreement to pay Mr. Bland cash compensation from inception on February 8, 2018 to the date of this prospectus. We have approved for issue as “founder’s shares” 32,606,250 shares of our common stock and 1,000,000 shares of our Series A Super-voting Convertible Preferred Stock to Briken, LLC, which is owned by Mr. Bland.

EMPLOYMENT AGREEMENTS

At the date of this prospectus, we do not have any employment agreements.

HOW WE COMPENSATE OUR DIRECTORS

We do not compensate the directors separately from their executive compensation.

WHO OWNS OUR COMMON STOCK

Our principal stockholders are set forth in the following table. These principal stockholders include:

●	each of our directors and executive officers,
●	our directors and executive officers as a group, and
●	others who we know own more than five percent of our issued and outstanding common stock.

We believe each of these persons has sole voting and investment power over the shares they own, unless otherwise noted. The address of our directors and executive officers is our address.

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	Number		Percentage
Name	Before	After	Before	After (1)(2)
Kenneth D. Bland (2)	374,502,083	432,252,083	99.58%	98.33%
Jackson L. Morris	833,333	833,333	*	*
All Directors and Officers
as a Group (2 persons)	375,335,417	433,085,417	100.00%	98.52%
*Less than 1%.

(1)	Assumes completion of all transactions described in this prospectus, including the issue of ten percent of the shares sold to the public as underwriter’s compensation.
(2)

Mr. Bland’s shares are registered in the name of Briken, LLC. Includes 32,606,250 shares of common stock and, as approved for issue by the board of directors and submitted for authorization by filing Articles of Amendment, 1,000,000 shares of Series A Super-voting Convertible Preferred Stock as converted into ninety percent of common equity, computed as after issuance. We do not have and do not expect to have in the forseeable future a sufficient number of authorized common shares to accommodate conversion of the Series A Super-voting Convertible Preferred Stock.

RELATED PARTY TRANSACTIONS AND RELATIONSHIPS

We have not engaged in any related party transactions since inception to date of this prospectus.

MARKET INFORMATION AND RELATED STOCKHOLDER MATTERS

Public Market Information

At the date of this prospectus, there is no public market for our common stock. We have made arrangements with a securities broker-dealer to apply for a trading symbol and, when issued, as a market maker publish quotes for our common stock. We expect our common stock to be quoted on the OTC Bulletin Board under the symbol “10SN”. We expect the Financial Industry Regulatory Authority (FINRA) will issue our symbol when we close the offering made by this prospectus.

Our Stockholders

At the date of this prospectus, we have two record and beneficial holders of our common stock.

Dividends

We have not paid a cash dividend on our common stock and do not expect to pay a cash dividend in the foreseeable future. Our board of directors has the sole authority to declare dividends. Our payment of dividends in the future will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

Our Transfer Agent

We will maintain our own stock issuance and transfer records until we have satisfied the conditions to close the offering made by this prospectus.

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HOW WE PLAN TO OFFER AND SELL OUR SHARES

We are offering 5,500,000 shares of our authorized but unissued common stock for sale pursuant to this prospectus in a “self-underwritten”, all or none public offering. We must receive acceptable subscriptions and deposits for the purchase price of all the shares before we sell any shares. We do not have an underwriter to assist us in the sale of the shares. We are dependent upon our chief executive officer, Mr. Bland, to offer the shares on our behalf. See “Our Management”. Mr. Bland will not receive compensation for sales of the shares. We will rely on Rule 3(a)4-11 in that Mr. Bland has never been either a registered securities broker-dealer or an affiliate or associated person thereof. We will receive the net proceeds from the sale of the shares. You have no assurance we will be able sell all of the shares. We expect to sell the shares in transactions negotiated directly with investors or their representatives. We must sell all the shares in the ninety-day period, subject to two extensions of ninety days each at our election, beginning on the day after the effective date of the registration statement of which this prospectus is a part. Subscribers’ funds received prior to our sale of all the shares will be placed in an escrow account we plan to establish with a financial institution and the funds will not be accessibly by us until we have sold all of the shares. In the event we are unable to sell all of the shares in the initial ninety-day period, or the additional ninety-day period, if we elect to extend, then the subscribers’ funds will be promptly returned without interest, offset or deduction.

HOW WE HAVE ESTABLISHED OUR OFFERING PRICE

You have no assurance the methodology we have used to establish the offering price of $6.00 for the 5,500,000 shares offered by this prospectus is valid. The computation involves the assumption that we complete a future transaction for the purchase and resale of six oil drilling rigs with a net profit of $35,000,000. The balance of the acquisition price will be funded in part by $12,150,000 from net proceeds from the sale of our shares. We have applied a multiplier of five to the forecasted net profit from the sale of the six oil drilling rigs to arrive at a forecasted estimate of our market capitalization of $175,000,000, which we have divided by the 38,150,000 shares of common stock we will have issued and outstanding. Completion of the purchase and sale of the initial six oil drilling rigs is expected to facilitate the purchase and resale of an addition fourteen oil drilling rigs over a period of twelve months, for a total of twenty oil drilling rigs. We have not taken into account forecasted net profit from the sale of the additional oil drilling rigs or the net profit regular operations in forecasting our estimated market capitalization.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. We expect to have 34,775,000 shares of our common stock issued and outstanding which are subject to the requirements of Rule 144 both as “restricted stock” and primarily stock held by our affiliates. Common shares issued in conversion of our Series A Super Voting Preferred Stock, as is the preferred stock itself owned by Briken, LLC, Mr. Bland’s company, are “restricted securities” subject to Rule 144. Under Rule 144, as now in effect, restricted securities of an issuer who has been filing reports with the U.S. Securities and Exchange Commission for at least ninety days may be resold into the public market without any limitation on amount beginning the later of six months after the stockholder acquired their shares from us. After this six month period, our affiliates will be limited to selling not more than one percent of the then issued and outstanding number of our shares in any three month period, must file a Form 144 with the Commission and must sell the shares in unsolicited “broker’s transactions”, as defined in the rule and are subject to other limitations.

DESCRIPTION OF OUR SECURITIES

The following description of our common stock is qualified in its entirety by reference to our Articles of Incorporation, as amended, our bylaws and Florida corporation law. We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. At the date of this prospectus, we have 34,606,250 shares of common stock issued and outstanding. If we sell the 5,500,000 shares of stock offered by this prospectus, we will have 39,964,583 shares of common stock issued and outstanding. Holders of our common stock:

●	have one vote per share on election of each director and other matters submitted to a vote of stockholders;
●	have equal rights with all holders of issued and outstanding common stock to receive dividends from funds legally available therefore, if any, when, as and if declared from time to time by the board of directors;
●	re entitled to share equally with all holders of issued and outstanding common stock in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;

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●	do not have preemptive, subscription or conversion rights; and
●	do not have cumulative voting rights.

Preferred stock

We have filed Articles of Amendment authorizing us to issue (i) 9,000,000 shares of preferred stock the features of which will be determined by the board of directors at the time of issue and (ii) 1,000,000 shares of Series A Super-voting Convertible Preferred Stock. The Series A Super-voting Convertible Preferred Stock has a right to vote together with common stock a number of votes equal to ninety percent of all votes cast and right to convert into ninety percent of all issued and outstanding common stock computed as after conversion. We have approved the the issue of the Series A Super-voting Convertible Preferred Stock to Briken, LLC, a company owned by Mr. Bland.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock to be distributed pursuant to this prospectus will be passed upon for us by Jackson L. Morris, Attorney at Law, Tampa, Florida. Mr. Morris owns 1,250,000 shares of our common stock which he has received as founder’s shares.

EXPERTS

Our financial statements at inception have been included in this prospectus in reliance on the report of Tama, Budaj & Raab, P.C., Certified Public Accountants, of Farmington Hills, Michigan, an independent registered certified public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed a registration statement on Form S-1 under the Securities Act with the U.S. Securities and Exchange Commission for the common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and our exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file annual, quarterly and special reports and other information with the SEC.

You can read our SEC filings, including the registration statement of which this prospectus is a part, and exhibits, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at our Public Reference Room located at 100 F Street, N.E., Washington, D.C. yor20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

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14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of 10sion Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of 10sion Holdings, Inc. (“the Company”) as of February 8, 2018 and the related notes to the financial statement. In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of February 8, 2018 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statement, the Company was just formed and had no assets or revenues as of February 8, 2018. The Company currently has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Management’s evaluation of the events and conditions and management’s plans in regard to this situation are also described in Note 7. The financial statement does not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Tama, Budaj & Raab, P.C.

Tama, Budaj & Raab, P.C.

Farmington Hills, Michigan

February 20, 2018

F-1

10SION HOLDINGS, INC.

BALANCE SHEETS

AT FEBRUARY 8, 2018 (DATE OF INCEPTION) AND SEPTEMBER 30, 2018

	February 8, 2018	September 30, 2018
		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$—	$—
Prepaid expenses		33,357

TOTAL ASSETS	$—	$33,357

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities
Current Liabilities
Accrued expenses	$—	$3,750
Total Liabilities	$—	3,750

Stockholder’s Equity
Common stock, $0.001 par value, 100,000,000 shares authorized,
0 shares issued and outstanding at February 8, 2018	—	—
33,856,250 shares issued and outstanding at June 30, 2018	—	34,607
Additional paid in capital	70	1,769
Accumulated deficit	(70)	(6,769)
Total Stockholder’s Equity	—	29,607

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$—	$33,357

The accompanying notes are an integral part of these financial statements.

F-2

10SION HOLDINGS, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM FEBRUARY 8, 2018 (INCEPTION) TO SEPTEMBER 30, 2018

(unaudited)

February 8, 2018 (date of inception) to September 30, 2018
REVENUES	$—

OPERATING EXPENSES	6,769

NET LOSS FROM OPERATIONS	(6,769)

OTHER INCOME (EXPENSE)	0

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(6,769)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(6,769)

The accompanying notes are an integral part of these financial statements.

F-3

10SION HOLDINGS, INC.

STATEMENT OF ACCUMULATED DEFICIT

FOR THE PERIOD FROM FEBRUARY 8, 2018 (INCEPTION) TO SEPTEMBER 30, 2018

(unaudited)

ACCUMULATED DEFICIT — BEGINNING OF PERIOD	$—

NET LOSS FOR THE PERIOD	(6,769)

ACCUMULATED DEFICIT — JUNE 30, 2018	$(6,769)

The accompanying notes are an integral part of these financial statements.

F-4

10SION HOLDINGS, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM FEBRUARY 8, 2018 (INCEPTION) TO SEPTEMBER 30, 2018

(unaudited)

February 8, 2018 to September 30, 2018
Cash Flows from Operating Activities:
Net loss for the period	$(6,769)
Adjustments to reconcile net loss to net cash for operating activities
Depreciation expense	—
Changes in Assets and Liabilities
Increase in prepaid expenses	(33,357)
Increase in accrued expenses	3,750
Net Cash Used by Operating Activities	(36,376)

Cash Flows from Financing Activities:
Issuance of common stock	34,607
Capital contributions	1,769
Net Cash Provided by Financing Activities	36,376

Net Increase in Cash and Cash Equivalents	—

Cash and Cash Equivalents – Beginning	—

Cash and Cash Equivalents – Ending	—

Supplemental Cash Flow Information:
Cash Paid for Interest	—
Cash Paid for Income Taxes	$—

The accompanying notes are an integral part of these financial statements.

F-5

10SION HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 8, 2018 TO SEPTEMBER 30, 2018 (UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

10sion Holdings, Inc. (“the Company” or “10sion”) was formed in the State of Florida on February 8, 2018. The Company intends to commence business operations in the oil and gas industry by making acquisitions of oil rigs, refurbishing them, and then reselling them.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $0 of cash as of September 30, 2018.

Prepaid Expenses

The Company prepaid for future services to be rendered to it subsequent to September 30, 2018 by issuing 33,350,606 shares of its common stock at par value of $.001 on May 1, 2018.

Accrued Expenses

At September 30, 2018, the Company owed $3,750 for legal services that had been rendered to it.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

F-6

NOTE 3 – COMMITMENTS

The Company neither owns nor leases any real or personal property, but does lease a virtual office. Rent expense for this virtual office totalled $199 for the period ended September 30, 2018.

NOTE 4 – RELATED PARTY TRANSACTIONS

An officer of the Company has paid certain costs and expenses on behalf of 10sion. The amounts have been recorded as paid in capital.

NOTE 5 – COMMON STOCK

The Company has 100,000,000, $0.001 par value shares of common stock authorized. See Note 8.

There were 34,606,250 shares of common stock issued and outstanding as of September 30, 2018. On May 1, 2018, the Company issued 34,606,250 shares of its common stock to three individuals at the par value of $.001. Of these shares, 1,250,000 went to legal counsel as partial payment on legal expenses incurred, and 33,356,250 shares were paid to two others for future services to be rendered.

NOTE 6 – INCOME TAXES

As of September 30, 2018, the Company had net loss of $6,769 that may be available to reduce future years’ taxable income. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax at the expected tax rate of 21% consists of the following:

	Three Months Ended September 30, 2018	From February 8, 2018 (inception) to September 30, 2018
Federal income tax benefit attributable to:
Current operations	$41	$1,421
Less: valuation allowance	(41)	(1,421)
Net provision for Federal income taxes	$0	$0

NOTE 7 – GOING CONCERN

The accompanying financial statement has been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company was just recently formed and had minimal assets and no revenues as of September 30, 2018. The Company currently has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on raising investment capital to fund operating expenses and expansion plans. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

F-7

NOTE 8 – SUBSEQUENT EVENTS

As of May 1, 2018 the Company’s Board of Directors authorized it to issue up to 9,000,000 shares of preferred stock plus 1,000,000 shares of Series A Super Voting convertible preferred shares, and the Company filed an amendment to its Articles of Incorporation with the State of Florida on Friday October 19, 2018 to provide for these shares.

The Company has analyzed its operations subsequent to September 30, 2018 to the date these financial statements were issued, and has determined that it does not have any additional material subsequent events to disclose in these financial statements.

[outside back cover of prospectus]

DEALER’S PROSPECTUS DELIVERY OBLIGATIONS

Until ___________________ (90 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter.

F-8

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting fees, we expect to pay in connection with the sale of the common stock being registered. All amounts are estimates except the SEC registration fee and the FINRA filing fees.

SEC registration fee		$3,999.60
Printing and engraving costs		*
Legal fees and expenses (1)		*
Accounting fees and expenses		*
Transfer agent and registrar fees and expenses		*
FINRA Filing fee		*
Miscellaneous		*
Total	$	*

* To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

Florida law authorizes us to indemnify our directors and executive officers against liability, damage or loss they may incur in their capacity as directors and executive officers, unless they breach their duty of loyalty to us, do not act in good faith, violate the law or receive improper personal benefit. These provisions limit our rights and the rights of our stockholders to recover damages against a director and executive officer. We have been informed by the U.S. Securities and Exchange Commission that insofar as indemnification for liabilities arising under the federal securities laws may be permitted to our directors, officers and controlling persons pursuant to Florida law, such indemnification is against public policy and is therefore unenforceable, except in limited circumstances and if certain procedures for independent approval are followed.

Item 15. Recent Sales of Unregistered Securities.

The registrant has issued the following shares of common stock without registration under the Securities Act of 1933 in the last three years:

Date	Name	Number of shares	Consideration	Relationship
As of May 1, 2018	Briken, LLC (1)	32,606,250	Services	Founder
As of May 1, 2018	Jackson L. Morris	1,250,000	Services	Legal counsel
As of May 1, 2018	Ronald N. Silberstein	750,000	Services	Consultant
(1) Briken, LLC is owned by Mr. Bland.

The registrant did not issue the shares identified above for cash. The registrant issued the shares at par value of $0.001. The registrant issued all of the common stock identified above in reliance on the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, in that none of the sales involved a public offering. The physical certificates have not been issued at the date of this prospectus, but when issued will carry a restrictive legend. No broker or dealer was involved in the transactions and no commissions, fees or other compensation was paid in connection with the sales. The registrant’s existing relationships with the purchasers are indicated in the table. The registrant believes each purchaser had sufficient information about the registrant’s business and affairs, including financial condition and prospects, to make an informed investment decision.

Item 16. Exhibits and Financial Statement Schedules

Number	Description
3.01	Articles of Incorporation*
3.01a	Articles of Amendment authorizing preferred stock filed December 12, 2018
3.02	Bylaws*
5.00	Opinion re: validity of the common stock*
10.01	Letter terminating Letter of intent to acquire Fluid End Sales, Inc.
10.02	Kenneth D. Bland’s interim funding commitment*
10.03	Letter Agreement with Fluid End Sales for brokerage services
23.01	Consent of Counsel, included in Exhibit 5*
23.02	Consent of Independent Registered Public Accounting Firm
*Previously filed

Financial statement schedules are not required.

Item 28. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [Not applicable.]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) [Not applicable.]

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) to (e) [Not applicable]

(f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(g) [Not applicable]

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-

effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotch Plains, State of New Jersey on December 19, 2018.

10sion Holdings, Inc.

By:	/s/ Kenneth D. Bland
Kenneth D. Bland, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature and Name	Capacity in which signed	Date

/s/ Kenneth D. Bland	Director, Chief Executive Officer	December 19, 2018
Kenneth D. Bland	(Principal executive officer) and
Chief Financial Officer
(Principal financial and accounting officer)

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